                                 Exhibit 21.1



                  Subsidiaries of APCOA/Standard Parking, Inc.

                            Subsidiary Guarantors
                            ---------------------



                                       Organized                Percentage
Name of Entity                       Under Laws of             of Ownership
--------------                       -------------             ------------

Tower Parking, Inc.                      Ohio                      100

Graelic, Inc.                            Ohio                      100

APCOA Capital Corporation                Delaware                  100

A-1 Auto Park, Inc.                      Georgia                   100

Metropolitan Parking
  System, Inc.                           Massachusetts             100

Events Parking Company, Inc.             Massachusetts             100

Standard Parking Corporation             Illinois                  100

Standard Parking Corporation IL          Illinois                  100

Standard Auto Park, Inc.                 Illinois                  100

S & S Parking, Inc.                      California                100

Century Parking, Inc.                    California                100

Sentry Parking Corporation               California                100


                          Non-Guarantor Subsidiaries
                          --------------------------

                                       Organized                Percentage
Name of Entity                       Under laws of             of Ownership
--------------                       -------------             ------------

APCOA Australia Pty
  Limited                                Australia                 100

APCOA-Hawaii, Inc.                       Hawaii                    100

APCOA Holdings Canada, Inc.              Canada                    100

APCOA Pacific Holdings
  Pty Limited                            Australia                 100

APCOA Parking Development
  & Management Ltd.                      Canada                    100

Atrium Parking, Inc.                     Delaware                  100

Hawaii Parking Maintenance,
  Inc.                                   Hawaii                    100

SBR GP, Inc.                             Delaware                  100

Steamboat Management, Inc.               Delaware                  100

Steamboat Properties, Inc.               Delaware                  100

A-M Elmira Parking Company               Ohio                       65

A-M Frontier Field Parking
  Company                                Ohio                       50

A-M Monroe Parking                       Ohio                       50

A-M New York Parking Company             Ohio                       50

APCOA-Common Street I Parking
  Company                                Ohio                       60

APCOA-Etna Parking #1                    Ohio                       90

APCOA-Etna Parking #2                    Ohio                       80

APCOA-Etna Parking #3                    Ohio                       80

APCOA-Miami Parking                      Ohio                       49

APCOA-Progressive Parking #1             Ohio                       75

APCOA-Progressive Parking #2             Ohio                       75

APCOA-R&G Parking                        Ohio                       80

APCOA-RSN Shuttle Operation              Ohio                       70

APCOA-SRP Parking V                      Ohio                       51

APCOA-SRP Parking XIII                   Ohio                       51

APCOA-Wilford Parking                    Ohio                       80

APCOA-Parking Venture 1                  Ohio                       99

APCOA-Atrium Parking Venture             Ohio                       99

APCOA Parking Venture III                Ohio                       99

APCOA-S.R.P. Parking XVII                Ohio                       51

APCOA-Progressive Parking II             Ohio                       70

APCOA-M&M Parking II                     Ohio                       80